UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2009

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As described in the Current Report on Form 8-K of DecisionPoint Systems, Inc., f/k/a Canusa Capital Corp. (the “Company”) dated June 23, 2009 (the “Initial 8-K”), on June 17, 2009, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) among the Company, DecisionPoint Acquisition, Inc., a Delaware corporation which is a wholly-owned subsidiary of the Company (“Merger Sub”), and DecisionPoint Systems Holding, Inc., a California corporation (“Holding”).  Holding merged with and into Merger Sub with Merger Sub surviving the merger as a wholly-owned subsidiary of the Company under the name DecisionPoint Systems Group, Inc. (“DecisionPoint”)

Following the merger between the Company and DecisionPoint, the Company changed its fiscal year end to December 31 to match that of DecisionPoint. As a result of this change and pursuant to SEC staff guidance, the Company will file its first combined Form 10-Q following the merger (and related change of its fiscal year end) for the quarter ending June 30, 2009.

Based on a review by our auditors and further evaluation by our management prior to filing its first combined Form 10-Q, we restated our 2007 and 2008 financial statements to correct our accounting relating to our application of SFAS 123(R) to a transaction recorded in 2006, errors in accounting for stock warrants issued in connection with detachable stock warrants issued in connection with bridge financing in 2007 and the recording of a2006 payout of $380,000 to prior owners of one of our subsidiaries to Additional Paid in Capital instead of liabilities.

We are filing this second amendment to the Initial 8-K to incorporate as part of the Initial 8-K the information set forth below under Item 9.01 as required by Item 9.01 of Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(i) DecisionPoint Systems Holding, Inc., Consolidated Financial Statements for the Years Ended December 31, 2008 and 2007 (With Independent Auditor’s Report Thereon)

(d) Exhibits

Exhibit Number	Description
99.1	DecisionPoint Systems Holding, Inc., Consolidated Financial Statements for the Years Ended December 31, 2008 and 2007 (With Independent Auditors Report Thereon)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: August 19, 2009	By:	/s/ Nicholas Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer